☐	Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements by mail.
Rather than receiving Nucryst Pharmaceuticals Corp.’s interim financial statements by mail, you may choose to access them at www.nucryst.com. Under securities regulations, you may elect annually to receive interim financial statements by mail by checking the box above and completing and returning this card. Computershare will use the information collected solely for the mailing of such financial statements. You may view Computershare’s Privacy Code online at www.computershare.com or by requesting that they mail you a copy.
Please place my name on your financial statements mailing list.
Name/Nom

Apt. /App.	Street Number / Numéro civique	Street Name / Rue

City/Ville	Prov. / State	Postal Code / Code postal / Zip Code

CANADA	POSTES
POST	CANADA

Postage paid if mailed in Canada	Port paye si poste au Canada

Business Reply Mail	Correspondance- reponse d’affaires

1985000	01

1000013471-M5J2Y1-BR01
COMPUTERSHARE
PO BOX 19004 STN BRM B
TORONTO ON M7Y 3M4